EXHIBIT 99.1

Contact:
Wayne D. Mackie	Dennis Walsh
Executive Vice President, CFO	Vice President
Charles River Associates	Sharon Merrill Associates, Inc.
617-425-3740	617-542-5300

CHARLES RIVER ASSOCIATES (CRA) ANNOUNCES
FIRST-QUARTER 2013 FINANCIAL RESULTS

Company Remains Positive on Annual Performance Despite Slow Start to 2013

BOSTON, April 25, 2013 — Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing management, economic and financial consulting services, today announced financial results for the fiscal first quarter ended March 30, 2013.

Revenue for the first quarter of fiscal 2013 was $63.1 million, compared with $69.1 million for the fiscal first quarter ended March 31, 2012. Non-GAAP revenue for the first quarter of fiscal 2013 was $62.0 million, compared with $68.0 million for the first quarter of fiscal 2012.

Net income for the first quarter of fiscal 2013 was $3.0 million, or $0.29 per diluted share. This compares with net income for the first quarter of fiscal 2012 of $0.5 million, or $0.05 per diluted share. Non-GAAP net income for the first quarter of fiscal 2013 was $3.1 million, or $0.31 per diluted share, compared with $0.9 million, or $0.09 per diluted share, for the first quarter of fiscal 2012.

The effective tax rate for the first quarter of fiscal 2013 was 16.0% compared with 86.6% (due to international losses) for the first quarter of fiscal 2012. The non-GAAP effective tax rate for the first quarter of fiscal 2013 was 13.3% compared with 76.8% for the first quarter of fiscal 2012. The primary reasons for the low effective tax rates for the first quarter of fiscal 2013 were a tax benefit associated with a favorable resolution of a tax matter and international profitability sheltered by net operating losses. More normalized effective tax rates are expected over the remainder of fiscal 2013.

A complete reconciliation between revenue, net income, net income per diluted share, provision for income taxes, and SG&A, on a GAAP and non-GAAP basis, for the first quarters of fiscal 2013 and fiscal 2012 is provided in the financial tables at the end of this release.

Financial Results Comments

“We are disappointed with the start to the year; however, we believe the fundamentals of our business are solid and we remain positive about our prospects going forward,” said Paul Maleh,

CRA’s President and Chief Executive Officer. “During the first quarter, certain practices across our portfolio performed well, particularly Antitrust & Competition Economics, Intellectual Property, Labor & Employment, and Auctions & Competitive Bidding. However, lower-than-expected results in other areas of our portfolio, such as Finance, Life Sciences, and Marakon, largely offset those performances.”

“The Finance practice, historically a consistent and solid performer, experienced the simultaneous slowdown of several ongoing litigation engagements. Life Sciences and Marakon are prone to the quarterly variability often characterized by the boutique management consulting sector, but as in fiscal 2012, we expect our Management Consulting portfolio to produce solid results for this full fiscal year.”

“We remain on track with our expense management initiatives. Non-GAAP SG&A, after adjusting for payments to non-employee experts, decreased by $2.0 million from the first quarter of fiscal 2012 and was essentially flat compared with the fourth quarter of fiscal 2012.”

“We are pleased to announce that we closed yesterday on an expanded and improved revolving credit facility. This facility is for $125 million and a five-year term, up from $60 million and a three-year term. In addition to RBS Citizens, we are excited to add Bank of America and Sovereign Bank as banking partners. The new facility permits multi-currency borrowings in U.S. Dollars, Euros, and British Pounds, and provides improved financial covenants and pricing. In addition to using the new facility for working capital purposes, it will also provide us with the financial flexibility to pursue select talent acquisitions.”

Outlook

“Looking ahead, despite our slow start to the year and a weaker than expected M&A environment in the first quarter, we remain optimistic with respect to CRA’s annual performance for fiscal 2013. We have a more robust service offering than a year ago and an exceptional team of professionals to deliver upon it. We are focused on driving profitable organic growth and realizing the full contributions from our new colleagues as we move beyond their integration,” concluded Maleh.

Conference Call Information and Prepared CFO Remarks

CRA will host a conference call this morning at 9:00 a.m. ET to discuss its first-quarter 2013 financial results. To listen to a live webcast of the call, please visit the “Investor Relations” section of the Company’s website at http://www.crai.com. To listen to the call via telephone, dial (877)

709-8155 or (201) 689-8881. Interested parties unable to participate in the live call may access an archived version of the webcast on CRA’s website for up to one year.

In combination with this press release, CRA is providing prepared remarks by its CFO Wayne Mackie under “Conference Call Materials” in the investor relations section on the Company’s website at http://www.crai.com. These remarks are offered to provide the investment community with additional background on CRA’s financial results prior to the start of the conference call.

About Charles River Associates (CRA)

Charles River Associates® is a global consulting firm specializing in litigation, regulatory, and financial consulting, and management consulting. CRA advises clients on economic and financial matters pertaining to litigation and regulatory proceedings, and guides corporations through critical business strategy and performance-related issues. Since 1965, clients have engaged CRA for its unique combination of functional expertise and industry knowledge, and for its objective solutions to complex problems. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at http://www.crai.com.

NON-GAAP FINANCIAL MEASURES

In addition to reporting its financial results in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has also provided in this release non-GAAP financial information.  The Company believes the use of non-GAAP measures in addition to GAAP measures is an additional useful method of evaluating its results of operations.  The Company believes that presenting its financial results excluding certain restructuring costs, and the results of the Company’s NeuCo subsidiary is important to investors and management because it is more indicative of the Company’s ongoing operating results and financial condition.  These non-GAAP financial measures should be considered in conjunction with, but not as a substitute for, the financial information presented in accordance with GAAP, and the expected results calculated in accordance with GAAP and reconciliations to those expected results should be carefully evaluated.  The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.  Specifically, for the first quarter of fiscal 2013, the Company has excluded NeuCo’s results, and for the first quarter of fiscal 2012, the Company has excluded certain restructuring costs and NeuCo’s results.

Statements in this press release concerning the future business, operating results, tax rates, and financial condition of the Company, the anticipated, expected or intended impact of the Company’s  key hires and expense management initiatives, and statements using the terms “anticipates,” “believes,” “expects,” “should,” “prospects,” “target,” “on track,” “optimistic,” “remaining positive,” “hope,” “opportunities,”  or similar expressions are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are based upon management’s current expectations and are subject to a number of factors and uncertainties.  Information contained in these forward-looking statements is inherently uncertain, and actual performance and results may differ materially due to many important factors.  Such factors that could cause actual performance or results to differ materially from any forward-looking statements made by the Company include, among others, the Company’s restructuring costs and attributable annual cost savings, changes in the Company’s effective tax rate, share dilution from the Company’s stock-based compensation, dependence on key personnel, attracting, recruiting and retaining qualified consultants, dependence on outside experts, utilization rates, completing acquisitions and factors related to its completed acquisitions, including integration of personnel, clients and offices, and unanticipated expenses and liabilities, the risk of impairment write downs to the Company’s intangible assets, including goodwill, if the Company’s enterprise value declines below certain levels, risks associated with acquisitions it may make in the future, risks inherent in international operations, the performance of NeuCo, changes in accounting standards, rules and regulations, changes in the law that affect the Company’s practice areas, management of new offices, the potential loss of clients, the ability of customers to terminate the Company’s engagements on short notice, dependence on the growth of the Company’s management consulting practice, the unpredictable nature of litigation-related projects, the ability of the Company to integrate successfully new consultants into its practice, general economic conditions, intense competition, risks inherent in litigation, and professional liability.  Further information on these and other potential factors that could affect the Company’s financial results is included in the Company’s periodic filings with the Securities and Exchange Commission.  The Company cannot guarantee any future results, levels of activity, performance or achievement.  The Company undertakes no obligation to update any of its forward-looking statements after the date of this press release.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

FOR THE QUARTER ENDED MARCH 30, 2013 COMPARED TO THE QUARTER ENDED MARCH 31, 2012

(In thousands, except per share data)

	Quarter Ended March 30, 2013					Quarter Ended March 31, 2012
		GAAP	Adjustments to		Non-GAAP		GAAP	Adjustments to	Adjustments to		Non-GAAP
	GAAP	% of	GAAP Results	Non-GAAP	% of	GAAP	% of	GAAP Results	GAAP Results	Non-GAAP	% of
	Results	Revenues	(NeuCo) (1)	Results	Revenues	Results	Revenues	(Restructuring) (2)	(NeuCo) (1)	Results	Revenues

Revenues	$63,130	100.0%	$1,101	$62,029	100.0%	$69,132	100.0%	$—	$1,179	$67,953	100.0%
Costs of services	42,015	66.6%	366	41,649	67.1%	46,487	67.2%	—	343	46,144	67.9%
Gross profit	21,115	33.4%	735	20,380	32.9%	22,645	32.8%	—	836	21,809	32.1%

Selling, general and administrative expenses	15,800	25.0%	899	14,901	24.0%	17,867	25.8%	545	921	16,401	24.1%
Depreciation and amortization	1,541	2.4%	1	1,540	2.5%	1,472	2.1%	—	1	1,471	2.2%
Income (loss) from operations	3,774	6.0%	(165)	3,939	6.4%	3,306	4.8%	(545)	(86)	3,937	5.8%

Interest and other expense, net	(397)	-0.6%	(20)	(377)	-0.6%	(53)	-0.1%	—	(42)	(11)	0.0%
Income (loss) before (provision) benefit for income taxes	3,377	5.3%	(185)	3,562	5.7%	3,253	4.7%	(545)	(128)	3,926	5.8%
(Provision) benefit for income taxes	(542)	-0.9%	(70)	(472)	-0.8%	(2,817)	-4.1%	195	5	(3,017)	-4.4%
Net income (loss)	2,835	4.5%	(255)	3,090	5.0%	436	0.6%	(350)	(123)	909	1.3%
Net loss attributable to noncontrolling interest, net of tax	134	0.2%	134	—	0.0%	83	0.1%	—	83	—	0.0%
Net income (loss) attributable to CRA International, Inc.	$2,969	4.7%	$(121)	$3,090	5.0%	$519	0.8%	$(350)	$(40)	$909	1.3%

Net income per share attributable to CRA International, Inc.:
Basic	$0.30			$0.31		$0.05				$0.09
Diluted	$0.29			$0.31		$0.05				$0.09

Weighted average number of shares outstanding:
Basic	9,994			9,994		10,316				10,316
Diluted	10,084			10,084		10,493				10,493

(1) These adjustments include activity related to NeuCo in the Company’s GAAP results.

(2) During the quarter ended March 31, 2012, the Company incurred pre-tax expenses of $0.5 million and related income tax effect of $0.2 million principally associated with vacant leased office space.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 30,	December 29,
	2013	2012

Assets
Cash and cash equivalents	$30,590	$55,451
Accounts receivable and unbilled, net	79,120	77,270
Other current assets	33,617	38,956
Total current assets	143,327	171,677

Property and equipment, net	17,868	17,980
Goodwill and intangible assets, net	80,942	72,599
Other assets	64,213	29,754
Total assets	$306,350	$292,010

Liabilities and shareholders’ equity
Current liabilities	$82,419	$69,210
Long-term liabilities	9,823	10,566
Total liabilities	92,242	79,776

Total shareholders’ equity	214,108	212,234
Total liabilities and shareholders’ equity	$306,350	$292,010